Exhibit 10.66

EXECUTION VERSION

$465,000,000

EAGLE PARENT, INC.

8.625% SENIOR NOTES DUE 2019

PURCHASE AGREEMENT

May 11, 2011

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

RBC CAPITAL MARKETS, LLC

As Representatives of the Initial Purchasers

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Introductory. Eagle Parent, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and RBC Capital Markets, LLC (“RBCCM”) and the other several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $465,000,000 aggregate principal amount of the Company’s 8.625% Senior Notes due 2019 (the “Notes”). Merrill Lynch and RBCCM have agreed to act as the representatives of the several Initial Purchasers (the “Representatives”) in connection with the offering and sale of the Notes.

The Notes will be issued as part of the acquisition (collectively, the “Acquisitions”) by the Company of all of the outstanding equity interests of (i) Activant Group, Inc., a Delaware corporation (“Activant”), pursuant to that certain Agreement and Plan of Merger, dated as of April 4, 2011 (the “Activant Agreement”), by and among the Company, Sun5 Merger Sub, Inc., Activant and Hellman & Friedman Capital Partners V, L.P. and (ii) Epicor Software Corporation (“Epicor” and, together with Activant, the “Acquired Businesses”) pursuant to that certain Agreement and Plan of Merger, dated as of April 4, 2011 (the “Epicor Agreement” and, together with the Activant Agreement, the “Acquisition Agreements” and, collectively with all the other documents required to be entered into pursuant to the Acquisition Agreements, the “Acquisition Documents”). In addition, in connection with the Acquisitions, (i) the Company will enter into senior secured credit facilities (the “Senior Secured Facilities” and, together with all other agreements required to be entered into pursuant to the Senior Secured Facilities, the “Senior Secured Facilities Documents”) as set forth in the Pricing Disclosure Package (as defined below) and (ii) Apax Partners LLP and its affiliates (collectively, the “Sponsor”), together with certain other investors arranged by and/or designated by the Sponsor, will make a cash common equity contribution (the “Equity Contribution” and, together with all other agreements required to be delivered pursuant to the Equity Contribution, the “Equity Documents”) to the Company

in an aggregate amount of not less than 29% of the total funds needed to fund the Transactions (as defined below) as set forth in the Pricing Disclosure Package. Upon consummation of the Acquisitions (the date of the consummation of the Acquisitions, the “Acquisition Date”), Activant and Epicor, together with their respective subsidiaries, will be direct or indirect wholly owned subsidiaries of the Company, and upon execution and delivery of the Joinder Agreement (as defined below), will become parties to this Agreement.

If the Closing Date (as defined below) occurs prior to the Acquisition Date, the Company, the Trustee (as defined below) and Wells Fargo, National Association, as escrow agent, will enter into the Escrow Agreement (the “Escrow Agreement”), to be dated as of the Closing Date, pursuant to which, on the Closing Date, the Company will deposit in an escrow account (the “Escrow Account”) the Purchase Price (as defined below) and the Company will contribute or cause to be contributed an additional amount in cash and Eligible Escrow Investments (as defined in the Escrow Agreement) necessary (together with the Purchase Price) to fund the redemption of the Notes and to pay all regularly scheduled interest that would accrue on the Notes through, but not including, the date of redemption set forth in the Escrow Agreement (collectively, with any other property from time to time held by the Escrow Agent, the “Escrow Property”), and will remain in escrow until the Escrow Property is released upon satisfaction of the conditions precedent to such release as set forth in the Escrow Agreement.

The Escrow Property will be held in the Escrow Account in accordance with the terms and provisions set forth in the Escrow Agreement, and released on the earlier to occur of (i) the Acquisition Date, if the conditions to the release of the Escrow Property to the Company set forth in the Escrow Agreement have been satisfied on such date and (ii) the date on which a Special Mandatory Redemption (as defined in the Preliminary Offering Memorandum (as defined below)) is required to occur and, in each case, shall be released from the Escrow Account as provided in the Pricing Disclosure Package and the Final Offering Memorandum (each as defined below).

References to the “Guarantors” refer to each entity set forth on Schedule II attached hereto following consummation of the Acquisitions and upon execution of the Joinder Agreement (each a “Guarantor” and, collectively, the “Guarantors”).

The Notes (i) will have terms and provisions that are summarized in the Pricing Disclosure Package and the Final Offering Memorandum (each as defined below) and (ii) are to be issued pursuant to an indenture (the “Initial Indenture”) to be entered into between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Upon consummation of the Acquisitions, the Company and the Guarantors will enter into a supplemental indenture (the “Supplemental Indenture”) with the Trustee pursuant to which the Guarantors will guarantee the obligations of the Company under the Initial Indenture effective as of and from the Acquisition Date. As used herein, the term “Indenture” shall mean the Initial Indenture, as supplemented by the Supplemental Indenture. Following the Acquisition Date, the obligations of the Company, including the due and punctual payment of interest on the Notes, will be fully, irrevocably and unconditionally guaranteed on a senior unsecured basis, jointly and severally (the “Guarantees”), by (i) the Guarantors and (ii) any domestic subsidiary of the Company formed or acquired after the Closing Date that is required to execute a supplemental indenture to provide a guarantee in accordance with the terms of the Indenture, and their respective successors and assigns. As used herein, the term “Notes” shall include the Guarantees, unless the context otherwise requires. This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

On the Acquisition Date, simultaneously with the consummation of the Acquisitions, the Company shall and shall cause each Guarantor to execute and deliver a joinder agreement (the “Joinder Agreement”) substantially in the form attached hereto as Exhibit A, whereby each Guarantor will agree to observe and fully perform all of the rights, obligations and liabilities contemplated herein as if it were an original signatory hereto.

On the Acquisition Date, simultaneously with the consummation of the Acquisitions, (x) the Company and the Guarantors will enter into the Senior Secured Facilities and (y) the Company shall use the net proceeds from the issue and sale of the Notes, the funding of the Senior Secured Facilities and the Equity Contribution to finance the Transactions (as defined below).

Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”) among the Company and the Initial Purchasers to be dated the Closing Date (as defined herein). Pursuant to the Registration Rights Agreement, and subject to the consummation of the Acquisitions, the parties thereto will agree to file with the Commission (as defined below) under the circumstances set forth therein, a registration statement under the Securities Act (as defined below) relating to a series of senior notes identical in all material respect to the Notes (the “Exchange Notes”) and the Exchange Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees. Such portion of the offering is referred to as the “Exchange Offer.” Upon consummation of the Acquisitions, the Company shall and shall cause each Guarantor to join the Registration Rights Agreement by execution of a counterpart signature page thereto or the joinder attached thereto (the “Registration Rights Agreement Joinder”) on the Acquisition Date.

For the purposes of this Agreement, the term “Transactions” is used in the same way as such term is used in the Pricing Disclosure Package (as defined below) and means, collectively, (i) the issuance and sale of the Notes; (ii) the Acquisitions; (iii) the execution and delivery of the credit agreements related to the Senior Secured Facilities; (iv) the Equity Contribution; (v) the refinancing of certain other existing indebtedness of the Acquired Businesses; and (vii) the payment of all fees and expenses related to the foregoing.

The term “Transaction Documents” refers to this Agreement, the Joinder Agreement, the Notes, the Indenture, the Guarantees, the Registration Rights Agreement, the Registration Rights Agreement Joinder and the Escrow Agreement.

Notwithstanding anything in this Agreement to the contrary, the representations, warranties, authorizations, acknowledgments, covenants and agreements of each of the Guarantors contained in this Agreement shall not become effective until the consummation of the Acquisitions, at which time such representations, warranties, authorizations, acknowledgments, covenants and agreements shall become effective as of the date hereof pursuant to the terms of the Joinder Agreement.

The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Notes are made is referred to as the “Time of Sale”). The Notes are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Notes shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Notes are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated May 2, 2011 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated May 11, 2011 (the “Pricing Supplement”), describing the terms of the Notes, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Notes. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. The Company hereby represents, warrants and covenants, and upon execution and delivery of the Joinder Agreement, each Guarantor, jointly and severally, hereby represents, warrants and covenants, to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Notes under the Securities Act or, until such time as the Exchange Notes are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation. None of the Company, the Acquired Businesses, their respective affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”) or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Acquired Businesses make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the Securities Act. None of the Company, the Acquired Businesses, their respective Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Acquired Businesses make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Notes sold in reliance upon Regulation S, (i) none of the Company, the Acquired Businesses, their respective Affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Acquired Businesses make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, the Acquired Businesses and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Acquired Businesses make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) Eligibility for Resale under Rule 144A. The Notes and the Guarantees are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d) The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains or represents an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any

amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A(d)(4).

(e) Company Additional Written Communications. Neither Company nor any Acquired Business has prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). No such communication by the Company, the Acquired Businesses or their respective agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, contained as of the Time of Sale, or at the Closing Date will contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Initial Purchaser through the Representatives expressly for use in any Company Additional Written Communication.

(f) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company. On the Acquisition Date, the Company and each of the Guarantors will have all requisite corporate or limited liability power to execute, deliver and perform their respective obligations under this Agreement and the Joinder Agreement and to consummate the transactions contemplated hereby and thereby. On the Acquisition Date, the Joinder Agreement will be duly executed and delivered by the Company and each of the Guarantors.

(g) The Registration Rights Agreement and DTC Agreement. The Registration Rights Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification may be limited by applicable law. On the Acquisition Date, the Registration Rights Agreement Joinder will have been duly authorized by all necessary corporate or limited liability company action on the part of the Company and the Guarantors and, when the Registration Rights Agreement Joinder is duly executed by the Company and the Guarantors, the Registration Rights Agreement will constitute a valid and binding agreement of the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification may be limited by applicable law. The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(h) Authorization of the Notes, the Guarantees and the Exchange Notes. The Notes to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Acquisition Date and the Exchange Guarantees when issued will be in the respective forms contemplated by the Indenture and will be duly authorized for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, at the Acquisition Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors; and, when the Exchange Notes have been authenticated in the manner provided for in the Indenture and issued and delivered in accordance with the Registration Rights Agreement, the Guarantees of the Exchange Notes will constitute valid and binding agreements of the Guarantors, in each case, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(i) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Authorization of the Supplemental Indenture. The Supplemental Indenture has been duly authorized by the Company and the Guarantors and, at the Acquisition Date, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k) Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(l) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto): (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the business or operations, whether or not arising from transactions in the ordinary course of business, of the Company, the Acquired Businesses and their respective subsidiaries, taken as a whole (any such change is called a “Material Adverse Change”) and (ii) the Company, the Acquired Businesses and their respective subsidiaries, considered as one entity, have not incurred any liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, in each case, material to the Company, the Acquired Businesses and their respective subsidiaries, taken as whole.

(m) Independent Accountants. Each of Ernst & Young LLP and McGladrey & Pullen, LLP, which each expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Offering Memorandum, and, with respect to the opinion with respect to the financial statements of Epicor, filed with the Commission, and PricewaterhouseCoopers LLP is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by any of PricewaterhouseCoopers LLP, Ernst & Young LLP and McGladrey & Pullen, LLP to the Company, the Acquired Businesses or any of the Guarantors have been approved by the Audit Committee of the Board of Directors of the Company, Activant and Epicor, as applicable.

(n) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and except for the separate financial statements of the Guarantor subsidiaries as required by Rule 3-10 of Regulation S-X, in accordance with the requirements of Regulation S-X. The financial data set forth in the Offering Memorandum under the captions “Summary—Summary Selected Historical Consolidated Financial Data of Activant,” “Summary—Summary Selected Historical Consolidated Financial Data of Epicor” and “Selected Historical Consolidated Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum. The unaudited pro forma condensed consolidated financial statements of the Company, the Acquired Businesses and their respective subsidiaries and the related notes thereto included under the caption “Summary—Summary Unaudited Pro Forma Condensed Consolidated Financial Data,” “Unaudited Pro Forma Condensed Consolidated Selected Financial Data” and elsewhere in the Offering Memorandum present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical and market-related data and forward-looking statements included in the Offering Memorandum are based on or derived from sources that the Company, the Acquired Businesses and their respective subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(o) Incorporation and Good Standing of the Company, the Acquired Businesses and Their Subsidiaries. Each of the Company, the Guarantors and their respective subsidiaries has been duly incorporated, organized or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority (i) to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, except where the failure to so be in good standing or to possess such power and authority, as the case may be, would not reasonably be expected to result in a Material Adverse Change and, (ii) in the case of the Company and the Guarantors, to enter into and perform its obligations under each of the Transaction Documents to which it is a party. Each of the Company, the Guarantors and their respective subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interest of each subsidiary has been duly au-

thorized and validly issued, is fully paid and, with respects to the capital stock of any corporation, nonassessable, and is owned by the Company or an Acquired Business, as the case may be, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Offering Memorandum. As of the Acquisition Date, the Company will not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit B hereto.

(p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company, the Acquired Businesses or their respective subsidiaries is (i) in violation of its charter, bylaws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, an Acquired Business or any of their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Acquired Businesses or any of their respective subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of the Transaction Documents by the Company and the Guarantors party thereto, and the issuance and delivery of the Notes and the Exchange Notes, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company, the Acquired Businesses or any of their respective subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Acquired Businesses or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change or as permitted under the Indenture and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, the Acquired Businesses or any of their respective subsidiaries, the violation of which would result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of the Transaction Documents by the Company and the Guarantors to the extent a party thereto, or the issuance and delivery of the Notes or the Exchange Notes, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except (i) such as have been obtained or made by the Company, (ii) as may be required by the securities laws of the several states of the United States or provinces of Canada with respect to the Company’s obligations under the Registration Rights Agreement or (iii) to the extent the failure to obtain any such consent, approval, authorization or other order of, or registration or filing could not reasonably be expected to have a Material Adverse Change. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Acquired Businesses or any of their respective subsidiaries.

(q) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company, the Acquired Businesses or any of their respective subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company, the Acquired Businesses or any of their respective subsidiaries and, in each case, any such action, suit or proceeding, is reasonably likely to result in a Material Adverse Change or seeks to enjoin the consummation of the transactions contemplated by this Agreement. Except as would not result in a Material Adverse Change, no material labor dispute with the employees of the Company, the Acquired Businesses or any of their respective subsidiaries, or with the employees of any principal supplier of the Company or the Acquired Businesses, exists or, to the best of the Company’s knowledge, is threatened or imminent.

(r) Intellectual Property Rights. The Company, the Acquired Businesses and their respective subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. None of the Company, the Acquired Businesses or any of their respective subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict would result in a Material Adverse Change.

(s) All Necessary Permits, etc. Except as would result in a Material Adverse Change, (i) the Company, the Acquired Businesses and each of their respective subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate its properties and to conduct their respective businesses, and (ii) none of the Company, the Acquired Businesses or any of their respective subsidiaries has received any written notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.

(t) Title to Properties. Except as would not result in a Material Adverse Change, each of the Company, the Acquired Businesses and their respective subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(n) hereof (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (x) as disclosed in the Offering Memorandum, (y) such as do not materially and adversely affect the value of such property or (z) otherwise permitted by the Notes or the Indenture.

(u) Tax Law Compliance. Except as would not have a material adverse effect, individually or in the aggregate, (i) the Company, the Acquired Businesses and their respective consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them and (ii) the Company and each Acquired Business have made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(n) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company, the Acquired Businesses or any of their respective consolidated subsidiaries has not been finally determined.

(v) Company and Guarantors Not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). Neither the Company nor any Guarantor is, or after receipt of payment for the Notes will be, required to register as an “investment company” within the meaning of the Investment Company Act.

(w) Insurance. Each of the Company, the Acquired Businesses and their respective subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as the Company’s management believes are adequate and customary for their businesses. Neither the Company nor any Acquired Business has reason to believe that it or any of their respective subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or, alternatively, (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change

(x) No Price Stabilization or Manipulation. None of the Company or any of the Guarantors has taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(y) Solvency. The Company and its subsidiaries are, on a consolidated basis, are, and immediately after the Closing Date and the Acquisition Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(z) Compliance with Sarbanes-Oxley. The Company, the Acquired Businesses and their respective subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(aa) Company’s Accounting System. The Company, the Acquired Businesses and their respective subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) Disclosure Controls and Procedures. The Company and each Acquired Business have established and maintain disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, the Acquired Businesses and their respective subsidiaries is made known to the applicable chief executive officer and chief financial officer by others within the Company, the Acquired Businesses or any of their respective subsidiaries, as the case may be, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; each of the Company’s and the Acquired Businesses’ auditors and the Audit Committee of the Board of Directors of each of the Company and the Acquired Businesses have been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s or the Acquired Businesses’ ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s or the Acquired Businesses’ internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(cc) Regulations T, U, X. Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(dd) Compliance with and Liability Under Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material

Adverse Change, (i) each of the Company, the Acquired Businesses and their respective subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company, the Acquired Businesses or any of their subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) none of the Company, the Acquired Businesses or their respective subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company, the Acquired Businesses or any of their respective subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any Acquired Business has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company, the Acquired Businesses or any of their respective subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company, the Acquired Businesses or any of their respective subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company, the Acquired Businesses or any of their respective subsidiaries has retained or assumed either contractually or by operation of law; (iv) none of the Company, the Acquired Businesses or their respective subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company, the Acquired Businesses or any of their respective subsidiaries; and (vi) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company, the Acquired Businesses or any of their respective subsidiaries, including, without limitation, any such liability which the Company, the Acquired Businesses or any of their respective subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health (as it relates to exposure to Materials of Environmental Concern), including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, trans-

port, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(ee) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company and each Acquired Business conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company, the Acquired Businesses and their respective subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company and each Acquired Business have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(ff) ERISA Compliance. The Company, the Acquired Businesses and their respective subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, the Acquired Businesses, their respective subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and, to the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, the Acquired Businesses, their respective subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance in all material respects with ERISA, except where any failure to comply would not, individually or in the aggregate, result in a Material Adverse Change. “ERISA Affiliate” means, with respect to the Company, an Acquired Business or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company, such Acquired Business or such subsidiary is a member. No “reportable event” (as defined under Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Acquired Businesses, their respective subsidiaries or any of their ERISA Affiliates that would reasonably be expected to result in a Material Adverse Change. No “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Company, the Acquired Businesses, their respective subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any material amount of unfunded “benefit liabilities” (as defined under Section 4001(a)(16) of ERISA) that in the aggregate would reasonably be expected to result in a Material Adverse Change. None of the Company, the Acquired Businesses, their respective subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code that individually or in the aggregated would reasonably be likely result in a Material Adverse Change. Each “employee benefit plan” established or maintained by the Company, the Acquired Businesses, their respective subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, which would be reasonably likely to cause the loss of such qualification to the extent any loss of qualified status would reasonably be expected to result in an Material Adverse Change.

(gg) Compliance with Labor Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company, the Acquired Businesses or any of their respective subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the Company’s knowledge, threatened, against the Company, the Acquired Businesses or any of their respective subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company, the Acquired Businesses or any of their respective subsidiaries and (C) no union representation question existing with respect to the employees of the Company, the Acquired Businesses or any of their respective subsidiaries and, to the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(hh) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company, the Acquired Businesses or any affiliate of the Company or the Acquired Businesses, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company, the Acquired Businesses or any affiliate of the Company or the Acquired Businesses, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Offering Memorandum. Except as otherwise disclosed in the Offering Memorandum or not prohibited by the Securities or the Indenture, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company the Acquired Businesses or any affiliate of the Company or the Acquired Businesses to or for the benefit of any of the officers or directors of the Company, the Acquired Businesses or any affiliate of the Company or the Acquired Businesses or any of their respective family members.

(ii) No Unlawful Contributions or Other Payments. None of the Company, the Acquired Businesses or their respective subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Acquired Businesses or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Acquired Businesses their respective subsidiaries and, to the knowledge of the Company, the Company, the Acquired Businesses and their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(jj) No Conflict with Money Laundering Laws. The operations of the Company, the Acquired Businesses and their respective subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Acquired Businesses or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened which would reasonably be expected to result in a Material Adverse Change.

(kk) No Conflict with OFAC Laws. None of the Company, the Acquired Businesses or their respective subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Acquired Businesses or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll) Senior Secured Facilities. Upon the consummation of the Acquisition, the Senior Secured Facilities (as defined in the Offering Memorandum) will have been duly and validly authorized by the Company and other parties related to the Company and, when the Credit Agreement is duly executed and delivered by the Company and the Guarantors, it will be the valid and legally binding obligations of the Company and other parties related to the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, morato-

rium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(mm) Regulation S. The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. Each of the Company and the Guarantors is a “reporting issuer,” as defined in Rule 902 under the Securities Act.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor, jointly and severally, to each Initial Purchaser as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Notes. On the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth, the Company agrees to issue and sell to the Initial Purchasers all of the Notes, and, subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A, at a purchase price of 100.0% of the principal amount thereof plus accrued interest, if any, from May 11, 2011 to the Closing Date, payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth. The Company agrees, if the Acquisition Date is the Closing Date or if the Acquisition Date occurs, to pay on such date to each Initial Purchaser a fee equal to 2.50% of the principal amount of the Notes set forth opposite the name of such Initial Purchaser in Schedule A hereto, which fee may be netted out of the proceeds of the offering of the Notes that are payable to the Issuer.

(b) The Closing Date. Delivery of certificates for the Notes in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York (or such other place as may be agreed to by the Company and Merrill Lynch) at 9:00 a.m. New York City time, on May 16, 2011 (the time and date of such closing are called the “Closing Date”). For the avoidance of doubt, unless the Acquisitions are consummated subsequent to the Closing Date, the Acquisition Date, as referred to herein, shall be the same as the Closing Date.

(c) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to Merrill Lynch for the accounts of the several Initial Purchasers certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as Merrill Lynch may designate. Time shall be of the essence.

(d) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that:

(i) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer and sell Notes, except to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii) it is a Qualified Institutional Buyer and an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell Notes by, any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act or in any manner involving a public offering within Section 4(2) of the Securities Act.

SECTION 3. Additional Covenants. Each of the Company and the Guarantors further covenants and agrees with each Initial Purchaser as follows:

(a) Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company and the Acquired Businesses will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. Neither the Company not the Acquired Businesses will amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. Neither the Company nor the Acquired Businesses will amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representatives shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company and the Acquired Businesses will furnish to the Representatives a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representatives reasonably objects.

(b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Company and the Guarantors will immediately notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representatives or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company and the Guarantors agree to promptly prepare (subject to Section 3 hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

Following the consummation of the Exchange Offer and for so long as the Securities are outstanding, if, in the judgment of the Representatives, the Initial Purchasers or any of their affiliates (as such term is defined in the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Securities, the Company and the Guarantors agree to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

The Company and the Guarantors hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(c) Copies of the Offering Memorandum. At any time prior to the completion of the distribution by the Initial Purchasers of the Notes, the Company agrees to fur-

nish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d) Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Representatives and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions reasonably requested by the Representatives and such Securities shall continue to be qualified, registered or exempt for so long as required for the distribution of the Notes. None of the Company or the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation in any jurisdiction. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or of it becoming aware of any initiation of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f) The Depositary. The Company will cooperate with the Initial Purchasers in arranging for the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information. Prior to the completion of the placement of the Notes by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Notes, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Notes and prospective purchasers of Notes information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h) Agreement Not To Offer or Sell Additional Securities. During the period of 90 days following the date hereof, the Company and the Acquired Businesses will not, without the prior written consent of Merrill Lynch (which consent may be withheld at the sole discretion of Merrill Lynch), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or any Guarantor that are substantially similar to the Notes (other than as contemplated by this Agreement and to register the Exchange Notes).

(i) Future Reports to the Initial Purchasers. At any time when the Company is not subject to Section 13 or 15 of the Exchange Act and any Securities or Exchange Notes remain outstanding, the Company will furnish to the Initial Purchasers (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities), if, in each case, such documents are not filed with the Commission within the time periods specified by the Commission’s rules and regulations under Section 13 or 15 of the Exchange Act.

(j) No Integration. The Company and the Guarantors agree that they will not and will cause their respective Affiliates not to make any offer or sale of securities of the Company and the Guarantors of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Company to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Notes by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(k) No General Solicitation or Directed Selling Efforts. The Company and the Guarantors agree that they will not and will not permit any of their respective Affiliates or any other person acting on their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Notes within the meaning of Regulation S, and the Company and the Guarantors will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Notes.

(l) No Restricted Resales. During the one year period after the Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act), neither the Company nor any Guarantor will, or will permit any of its controlled affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them, except pursuant to an effective registration statement under the Securities Act.

(m) Legended Notes. Each certificate for a Note will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

(n) Escrow Property. None of the Company, the Acquired Businesses or any of their respective affiliates shall seek the release of the Escrow Property from the Escrow Account unless such release is in compliance with the terms of the Escrow Agreement.

(o) Joinder Agreement; Supplemental Indenture; Registration Rights Agreement Joinder. On the Acquisition Date, the Company and each Guarantor will (i) execute the Joinder Agreement, the Supplemental Indenture and the Registration Rights Agreement Joinder and (ii) cause Kirkland & Ellis LLP to furnish to the Initial Purchasers its written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Acquisition Date, substantially in the form of Exhibit C hereto.

The Representatives on behalf of the several Initial Purchasers may, in their sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Company and the Guarantors agree to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions reasonably requested by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture, the Notes and the Exchange Notes, (vii) any fees payable to ratings agencies in connection with the rating of the Notes or the Exchange Notes with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by FINRA, if any, of the terms of the sale of the Notes or the Exchange Notes, and (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Notes by the Depositary for

“book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement and (x) all expenses of the Company and the Guarantors incident to the “road show” for the offering of the Notes; provided that the cost of any chartered aircraft in connection with the “road show” shall be borne 50% by the Company and 50% by the Initial Purchasers. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from each of (i) Ernst & Young LLP, the independent registered public accounting firm for Activant and (ii) McGladrey & Pullen LLP, the independent registered public accounting firm for Epicor, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, covering the financial information in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from each such accountant a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Pricing Disclosure Package; and

(ii) there shall not have occurred any downgrading in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act, nor shall any such organization have publicly announced any intended downgrading or of any review for a possible change that does not indicate the direction of the possible change,.

(c) Opinion of Counsel for the Company. (i) On the Closing Date the Initial Purchasers shall have received the opinion of Kirkland & Ellis LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B and (ii) if the Closing occurs on the Acquisition Date, the Initial Purchasers shall have received the opinion of Kirkland and Ellis LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C.

(d) Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the opinion of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e) Officers’ Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by an executive officer of the Company and each Guarantor who has knowledge of the Company’s or such Guarantor’s financial matters, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 hereof were true and correct in all material respects as of the date hereof and are true and correct in all material respects as of the Closing Date (except, in each case, to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date) with the same force and effect as though expressly made on and as of the Closing Date; provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Change” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; and

(iii) the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f) Indenture; Registration Rights Agreement. The Company shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof. The Company shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received such executed counterparts.

(g) Joinder Agreement; Supplemental Indenture; Registration Rights Agreement Joinder. On the Acquisition Date, the Company and the Guarantors shall have executed and delivered the Joinder Agreement, the Supplemental Indenture and the

Registration Rights Agreement Joinder, in each case in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(h) Acquisitions. If the Closing occurs on the Acquisition Date, the Acquisitions shall have been consummated by the Sponsor in a manner consistent with (i) the description thereof in the Pricing Disclosure Package and (ii) the Acquisition Documents.

(i) Escrow Agreement. Unless the Acquisitions have been consummated on or prior to 1:00 p.m., New York City time, on the Closing Date, (i) the Company, the Trustee and the Escrow Agent shall have executed the Escrow Agreement and the Initial Purchasers shall have received an executed copy thereof, (ii) the Escrow Agent shall have established the Escrow Account and shall have provided to the Initial Purchasers evidences thereof reasonably satisfactory to the Initial Purchasers and (iii) all other actions to be take under the Escrow Agreement by the Company as of the Closing Date in order to effect the escrow arrangements contemplated by the Pricing Disclosure Package shall have been taken.

(j) Equity Contribution. If the Closing occurs on the Acquisition Date, the Equity Contribution shall have been consummated by the Sponsor in a manner consistent with the description thereof in the Pricing Disclosure Package.

(k) Senior Secured Facilities. If the Closing occurs on the Acquisition Date, the Company shall have entered into the Senior Secured Facilities in a manner consistent with the description thereof in the Pricing Disclosure Package.

(l) Transactions. The Transactions shall have been consummated on the terms and conditions described in the Pricing Disclosure Package.

(m) Additional Documents. On or before the Closing Date, the Initial Purchasers shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 10 hereof, including if the sale to the Initial Purchasers of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform in any material respect any agreement herein or to comply in any material respect with any provision hereof, the Company agrees to reimburse the Initial Purchasers, severally, promptly upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges, in each case reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Notes:

(a) Offers and sales of the Notes will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Notes may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b) The Notes will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Notes.

(c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear the following legend:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c)

PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

Following the sale of the Notes by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company or the Acquired Businesses for any losses, damages or liabilities suffered or incurred by the Company or the Acquired Businesses, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Note.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Merrill Lynch) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing in-

demnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser expressly for use therein; and to reimburse the Company, any Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantors hereby acknowledge that the only information that the Initial Purchasers through the Representatives have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the third, fifth, sixth and eleventh paragraphs under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof;

provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by Merrill Lynch (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threat-

ened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount and/or commissions received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other me-

thod of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 10. Termination of This Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time: (i) trading or quotation in any of the Epicor’s securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pur-

suant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Facsimile: (212) 901-7897

Attention: Legal Department

with a copy to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Facsimile: (212)-269-5420

Attention: Luis Penalver, Esq.

If to the Company or the Guarantors:

Eagle Parent, Inc.

c/o Apax Partners LLP

601 Lexington Avenue

New York, New York 10022

Facsimile: (646) 390-6292

Attention: Jason Wright

with a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Facsimile: (212) 446-4900

Attention: Joshua Korff, Esq.

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Notes as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Authority of the Representatives. Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions; Consent to Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(b) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding a “Related Judgment,” as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 17. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date and the aggregate number of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Notes set forth opposite their respective names on Schedule A bears to the aggregate number of Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the

Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Notes with respect to which such default occurs exceeds 10% of the aggregate number of Notes to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 18. No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, and the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

EAGLE PARENT, INC.

By:	/s/ Jason Wright
	Name:	Jason Wright
	Title:	President

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
RBC CAPITAL MARKETS, LLC
Acting on behalf of themselves and as the Representatives of the several Initial Purchasers

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

	By:	/s/ Peter Almond
Managing Director

By:	RBC CAPITAL MARKETS, LLC

	By:	/s/ James S. Wolfe
Managing Director

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$226,687,500
RBC Capital Markets, LLC	226,687,500
Mizuho Securities USA Inc.	11,625,000

Total:	$465,000,000

Schedule A-1

SCHEDULE II

Guarantors

Activant Group Inc.

Activant International Holdings, Inc.

Activant Solutions Inc.

CRS Retail Systems, Inc.

Epicor Software Corporation

HM Coop LLC

Spectrum Human Resources Corporation

Schedule A-1

EXHIBIT A

FORM OF

JOINDER AGREEMENT

WHEREAS, Eagle Parent, Inc. (the “Company”) and the Initial Purchasers named therein (the “Initial Purchasers”) heretofore executed and delivered a Purchase Agreement, dated May 11, 2011 (the “Purchase Agreement”), providing for the issuance and sale of the Notes; and

WHEREAS, as a condition to the consummation of the offering of the Notes, the Acquired Businesses and each other Guarantor, who initially were not party thereto, have agreed to join in the Purchase Agreement on the Closing Date.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing, the Acquired Businesses and each other Guarantor hereby agrees for the benefit of the Initial Purchasers, as follows:

1. Joinder. Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems fit to enter into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees to: (i) join and become a party to the Purchase Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributed to such party in the Purchase Agreement; and (iii) perform all obligations and duties required of it pursuant to the Purchase Agreement.

2. Representations and Warranties and Agreements. Each of the undersigned hereby represents and warrants to, and agrees with, the Initial Purchasers that it has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Joinder Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

3. Counterparts. This Joinder Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Joinder Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

4. Headings. The headings in this Joinder Agreement are for convenience only and are not intended to be part of, or to affect the meaning or interpretation of, this Joinder Agreement.

5. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York. Time is of the essence in this Joinder Agreement.

6. Waiver of Jury Trial. The Company, the Acquired Businesses and the other Guarantors and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Joinder Agreement or the transactions contemplated hereby.

IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first written above.

EAGLE PARENT, INC.

By:
Name:
Title:

[GUARANTORS]

By:
Name:
Title:

[Joinder Agreement]

EXHIBIT B

FORM OF

CLOSING DATE OPINION OF KIRKLAND & ELLIS LLP

[To be provided separately.]

Exhibit B-1

EXHIBIT C

FORM OF

ACQUISITION DATE OPINION OF KIRKLAND & ELLIS LLP

[To be provided separately.]

Exhibit C-1

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Annex I-1